Exhibit 99.4

IMPORTANT SPECIAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK__________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on [-], 2016.

Vote by Internet

- Go to **www.investorvote.com/OSHC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors Recommends a vote "FOR" proposals 1, 2 and 3.

	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated as of July 12, 2016 (the "Merger Agreement"), as it may be amended from time to time, by and among OceanFirst Financial Corp., Masters Merger Sub Corp. and Ocean Shore Holding Co.	☐	☐	☐
2. Approval of a non-binding, advisory proposal to approve the compensation certain executive officers of Ocean Shore Holding Co. may receive if the Merger Agreement is consummated.	☐	☐	☐
3. Approval of an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Mark here if you no longer wish to receive paper special meeting materials and instead view them online. ☐

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 2 9 0 7 4 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02FHWC

IMPORTANT SPECIAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING. THE PROXY STATEMENT IS AVAILABLE AT: www.oshcproxy.com
IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
PROXY — OCEAN SHORE HOLDING CO.
SPECIAL MEETING OF STOCKHOLDERS
                , [•], 2016
[•]. (Eastern Time)
Ocean City Yacht Club
100 Bay Road, Ocean City, NJ 08226
This Proxy is Solicited by the Board of Directors
Janet M. Bossi and Anthony J. Rizzotte, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Ocean Shore Holding
Co. to be held on                 , [•], 2016, at [•]. (Eastern Time), at Ocean City Yacht Club, 100 Bay Road, Ocean City, NJ 08226, or at any
postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxy holders will have authority to vote FOR the approval of the Agreement and Plan of Merger, FOR the approval of the non-binding advisory proposal to approve compensation of certain executive officers and FOR the approval of an adjournment of the special meeting, if necessary, to solicit additional proxies.
In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)